EXHIBIT 10.1

                              SUPERVISORY AGREEMENT



         This Supervisory Agreement (Agreement) is made and is effective this 16th day of December, 2004 (Effective Date), by and between First Federal Savings and Loan Association of Edwardsville, Edwardsville, Illinois OTS Docket No. 05174 (First Federal or Association), a federally chartered stock savings association, and the Office of Thrift Supervision (OTS), a bureau of the United States Department of the Treasury, acting through its Southeast Regional Director or his designee (Regional Director).

         WHEREAS, the OTS is the primary federal regulatory of First Federal;

         WHEREAS, based upon First Federal's August 9, 2004 Report of Examination (Examination), the OTS is of the opinion that First Federal has engaged in acts and practices that are considered to be unsafe and unsound;

         WHEREAS, the OTS is of the opinion that grounds exist for the initiation of an administrative proceeding against First Federal;

         WHEREAS, the OTS is of the view that it is appropriate to take measures intended to ensure that First Federal will (i) comply with all applicable laws and regulations; and (ii) engage in safe and sound practices; and

         WHEREAS, First Federal, acting through its Board of Directors (Board), without admitting or denying that such grounds exist except those as to jurisdiction, which are admitted, wishes to cooperate with the OTS and to evidence the intent to: (i) comply with all applicable laws and regulations; and
(ii) engage in safe and sound practices.

         NOW THEREFORE, in consideration of the above premises and the mutual undertakings set forth herein, the parties hereto agree as follows:

Effective Anti-Money Laundering/Bank Secrecy Act (BSA) Compliance Program

1. The Board shall adopt an Anti-Money Laundering and BSA Compliance Program (BSA Compliance Program) as follows:

     a. Within sixty (60) days after the Effective Date of this Agreement, the Board will review the December 19, 2002 Chief Executive Officer Letter from OTS Managing Director Scott Albinson regarding the revised Compliance Self Assessment Guide (CEO # 171) to determine the changes


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          that should be made to the Association's written compliance management program to comply with the requirements of CEO # 171. Such changes will be made within 90 days after the Effective Date of this Agreement.

     b. Within forty-five (45) days after the Effective Date of this Agreement, the Board will review and revise Association's policies and procedures governing compliance with the BSA Compliance Program to ensure the Association complies with the requirements of the Bank Secrecy Act, 31 U.S.C. ss. 5311 et seq., 31 C.F.R. Part 103, 12 C.F.R. ss. 563.177, and 12 C.F.R. ss. 563.180(d). The BSA Compliance Program will, at a minimum, require the accurate and timely completion of Currency Transaction Reports; designate a member of management who shall serve as the primary BSA officer and be responsible for coordinating and monitoring the Association's day to day compliance with its BSA Compliance Program; provide for annual independent testing by a qualified third party with knowledge of BSA Laws and Regulations; provide for First Federal personnel to receive comprehensive training on BSA reporting requirements; include specific policies and procedures to ensure that transactions structured to evade or circumvent the BSA's requirements are detected and that a Suspicious Activity Report is filed, as required by Section 563.180(d); and provide for a system of internal controls to ensure the Association's ongoing compliance with the BSA Compliance Program, the BSA, 12 C.F.R. Part 103, and 12 C.F.R. ss.ss. 563.177 and 563.180(d). First Federal will maintain adequate records to document compliance with this provision and adherence to its BSA Compliance Program.

     c. Effective immediately, the Association shall ensure that all Currency Transaction Reports (CTRs) are accurately completed and timely filed with the appropriate agency by registered or certified mail with return receipts requested.

Customer Identification Program/Office of Foreign Assets Control (OFAC) Policy

2. Within forty-five (45) days after the Effective Date of this Agreement, the Board shall adopt and adhere to Customer Identification Program (CIP) and OFAC policy and ensure that it:

     a.   contains   specific   requirements   and   procedures   governing  the
          origination and establishment of new accounts;

     b. establishes guidelines to be followed for verifying a customer's identity;

     c.   requires verification of the identity of loan applicants;

     d. requires Association employees to fully and accurately complete a CIP worksheet; and

     e.   requires the customer's name to be checked against the OFAC list.


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BSA/SAR Training

3. Within sixty (60) days after the Effective Date of this Agreement, the Board shall develop, implement, and thereafter ensure the Association's adherence to a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of their responsibility for compliance with the requirements of (i) the BSA Laws and Regulations, and (ii) the SAR Regulations (BSA Training Program).

4. BSA Training Program should include strategies for mandatory attendance, the frequency of training, procedures and timing for updating training programs and materials including a thorough review of previously identified violations and deficiencies, and the method for delivering training.

5. The Association shall maintain documentation of all BSA training attended by its employees.

Flood Disaster Protection Act (FDPA)

6. Within sixty (60) days after the Effective Date of this Agreement, the Board shall review and amend the Association's FDPA policies and procedures (FDPA Policy) to ensure the Association fully complies with the FDPA and the OTS regulations at 12 C.F.R. Part 572 (collectively, the FDPA Laws and Regulations). The FDPA Policy shall establish a system to ensure that appropriate flood insurance is obtained and maintained on all property securing a loan from the Association, and that all flood determinations and notices are accurately and timely completed and made.

7. Within sixty (60) days after the Effective Date of this Agreement, the Board shall review all loans made on or after March 1, 2001, to ensure that all loans subject to the FDPA Laws and Regulations fully comply with the requirements of such laws and regulations. The Association shall promptly correct any deficiencies or non-compliance with the FDPA Laws and Regulations. Management shall prepare and provide to the Board a report detailing the results of the Association's review (FDPA Report). The FDPA Report shall list all loans subject to the FDPA Laws and Regulations, identify those loans with deficiencies or otherwise found to be in non-compliance with the FDPA Laws and Regulations, and specify the corrective action taken to remedy such deficiencies and non-compliance. A copy of the FDPA Report and the Board minutes detailing the Board's review shall be provided to the Regional Director within ten (10) business days after the date of the Board meeting at which the FDPA Report is reviewed.

Equal Credit Opportunity Act

8. Effective immediately, the Association shall comply with the requirements of the Equal Credit Opportunity Act, 15 U.S.C. ss. 1691 et seq. (ECOA), by:

     a.   correctly   identifying  denied  versus  withdrawn   applications  and
          providing all effectively denied applicants, as identified in 12 C.F.R. ss. 202.9, with adverse action notices; and

     b. enhancing the Association's procedures to ensure the monitoring information is completed based on visual observation or surname, when needed, as required by 12 C.F.R. ss. 202.13(a)(1).

Nondiscrimination Requirements

9. Effective immediately, the Association shall have available to the public clearly written, non-discriminatory loan underwriting standards. These standards and the business practices implementing them shall be reviewed at least annually to comply with the requirements of 12 C.F.R. ss.528.2a(b).

Bank Protection Act

10. Within thirty (30) days, and at least annually thereafter, the security officer shall report to the Association's Board on the implementation, administration, and effectiveness of the Association's security program as required by 12 C.F.R. ss.568.4.

Board Compliance Committee

11. Within thirty (30) days of the Effective Date of this Agreement, the Board shall appoint a committee (the Regulatory Compliance Committee) comprised of three or more directors, the majority of whom shall be independent of management, to monitor and coordinate the Association's compliance with the provisions of this Agreement.

12. By February 28, 2005, and thereafter within thirty (30) days after the end of each calendar quarter, the Regulatory Compliance Committee shall submit a written progress report to the Board detailing the actions taken to comply with each provision of this Agreement and the results of those actions (Regulatory Compliance Report).

13. By March 31, 2005, and thereafter within sixty (60) days after the end of each calendar quarter, the Board shall submit to the Regional Director: (i) a copy of the Regulatory Compliance Report required by Paragraph 13 above, with any additional comments made by the Board, and (ii) a written certification that each director has reviewed the Regulatory Compliance Report.

Definitions

14. All technical words or terms used in this Agreement for which meanings are not specified or otherwise provided by the provisions of this Agreement shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, the Home Owners' Loan Act (HOLA), the FDIA, OTS Memoranda or other published OTS guidance. Any such technical words or terms used in this Agreement and undefined in said Code of Federal Regulations, the


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HOLA, the FDIA, or OTS Memoranda/guidance shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.

Successor, Statutes, Regulations, Guidance, Amendments

15. Reference in this Agreement to provisions of statutes, regulations, OTS Memoranda, and other published regulatory guidance shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date and references to successor provisions as they become applicable.

No Violations Authorized; OTS Not Restricted

16. Nothing in this Agreement or the Stipulation shall be construed as: (a) allowing the Association to violate any law, rule, regulation, or policy statement to which it is subject, or (b) restricting or estopping the OTS from taking any action(s) that it believes are appropriate in fulfilling the responsibilities placed upon it by law including, without limitation, any type of supervisory, enforcement or other action that the OTS determines to be appropriate, arising out of matters described in the most recent Report of Examination, or based on other matters.

Time Limits; Effect of Headings; Separability Clause; Stipulation Incorporated

17. Time limitations for compliance with the terms of this Agreement run from the Effective Date, unless otherwise noted.

18. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

19. In case any provision in this Agreement is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions here shall not in any way be affected or impaired thereby, unless the Regional Director in his/her sole discretion determines otherwise.

Effective Date; Duration

20. This Agreement is and shall become effective on the date it is issued, i.e., the Effective Date as shown on the first page hereof. This Agreement shall remain in effect until terminated, modified or suspended, in writing by the OTS, acting through its Director, Regional Director or other authorized representative.

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     IN WITNESS  WHEREOF,  the OTS, acting by and through the Regional  Director and the Bank, in accordance with a duly adopted resolution of its Board, hereby executes this Agreement as of the Effective Date.

OFFICE OF THRIFT SUPERVISION



-------------------------------
John E. Ryan
Regional Director
Southeast Region

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE by a majority of its directors

By:


/s/ Nina J. Baird
-------------------------------
Nina J. Baird


/s/ Donald Engelke
-------------------------------
Donald Engelke


/s/ Harry J. Gallatin
-------------------------------
Harry J. Gallatin


/s/ Joseph B. Helms
-------------------------------
Dr. Joseph B. Helms


/s/ Larry W. Mosby
-------------------------------
Larry W. Mosby


/s/ Dean Pletcher
-------------------------------
Dean Pletcher


/s/ Robert W. Richards
-------------------------------
Robert W. Richards


/s/ Joseph G. Stevens
-------------------------------
Joseph G. Stevens